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                                                                   EXHIBIT 10.2


                     IRREVOCABLE TRANSFER AGENT INSTRUCTIONS



                                                              January 25, 2005


Transfer Online, Inc.
317 SW Alder Street, 2nd Floor
Portland, OR  97204

Attention:

RE: JAG MEDIA HOLDINGS, INC.

Ladies and Gentlemen:

         Reference is made to that certain Equity Line Purchase Agreement (the "Equity Line Purchase Agreement") dated as of April 9, 2002, as amended on July 8, 2004 and July 21, 2004, and the Promissory Note (the "Promissory Note") dated January 25, 2005 pursuant to which the Company shall issue to Cornell Capital Partners, LP (the "Investor") shares of JAG Media Holdings, Inc. (the "Company") common stock as outlined in the Equity Line Purchase Agreement and the Promissory Note. Pursuant to the transactions outlined in the Promissory Note the Company has reserved for issuance out of the Company's authorized but unissued shares of common stock three million five hundred thousand (3,500,000) shares of the Company's common stock (the "Reserved Shares"). This letter shall serve as our irrevocable authorization and direction to you to reserve in a designated account to the Reserved Shares, thereby reducing the number of shares available to the Company for future issuances for other purposes. The resale of the Reserved Shares by the Investor has been registered with the Securities and Exchange Commission under the Company's Registration Statement on Form SB-2 (Reg. No. 333-118029). The Reserved Shares shall be issued to the Investor, either via physical stock certificates or through The Depository Trust Company ("DTC") as provided herein, from time to time, upon delivery to you of a properly completed and duly executed Notice, in the form attached hereto as
Exhibit I, delivered on behalf of the Company and the Investor by David Gonzalez, Esq.

         Specifically, upon receipt by David Gonzalez, Esq. of a notification from the Investor that the Investor is entitled to shares of the Company's Common Stock pursuant to the Equity Line Purchase Agreement, David Gonzalez, Esq., on behalf of the Company and the Investor, shall as soon as practicable, but in no event later than one (1) Trading Day (as defined below) after receipt of such notification, send, via facsimile, a Notice, which shall constitute an irrevocable instruction to you to process such Notice in accordance with the terms of these instructions. Upon your receipt of a copy of the Notice, you shall use your best efforts to, within three (3) Trading Days following the date of receipt of the Notice, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Notice, a certificate, registered in the name of the Investor or its designee, for the number of shares of Common Stock to which the Investor is entitled as set forth in the Notice or
(B) provided you are participating in DTC's Fast Automated Securities Transfer Program, upon the request of the Investor, credit such aggregate number of shares of Common Stock to which the Investor is entitled to the Investor's or its designee's balance account with DTC through its Deposit Withdrawal At Custodian ("DWAC") system provided the Investor causes its bank or broker to initiate the DWAC transaction. ("Trading Day" shall mean any day on which the Nasdaq Market is open for customary trading.)

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         The Company and Transfer Online, Inc. ("Transfer Online") hereby acknowledge that David Gonzalez, Esq. is general counsel to the Investor, a partner of the general partner of the Investor and counsel to the Investor in connection with the transactions contemplated and referred herein. The Company and Transfer Online agree that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred to herein, David Gonzalez, Esq. shall be permitted to continue to represent the Investor. The Company and Transfer Online will not seek to disqualify such counsel.

         The Company hereby confirms to Transfer Online and the Investor and authorizes Transfer Online to issue to Investor, certificates representing the shares of Common Stock without any legend restricting transfer of the Common Stock thereby, based upon the written representation and warranty by the Investor or its broker that the Investor has complied with the prospectus delivery requirements, and that the Common Stock is not subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company.

         In order to issue the Common Stock as contemplated herein the Company hereby confirms and Transfer Online acknowledges that in the event Counsel to the Company does not issue an opinion of counsel as required to issue the Common Stock free of legend the Company authorizes and Transfer Online will accept an opinion of Counsel from David Gonzalez, Esq.

         The Company hereby confirms to Transfer Online and the Investor that no instructions other than as contemplated herein will be given to Transfer Online by the Company with respect to the Reserved Shares. Such Reserved Shares shall remain in reserve with Transfer Online until the Company and the Investor mutually provide Transfer Online instructions that the shares of Common Stock may be removed from the designated account. The Company hereby agrees that it shall not replace Transfer Online as the Company's transfer agent during the term of this Agreement without giving prior written notice to the Investor and without first obtaining the agreement therefore from such successor transfer agent.

         During the term of this Agreement, Transfer Online shall not resign as transfer agent for the Company until the Company obtains a suitable replacement that will agree to serve as transfer agent and to be bound by the terms and conditions of these Transfer Agent Instructions.

         The Company and Transfer Online hereby acknowledge and confirm that complying with the terms of these Transfer Agent Instructions does not and shall not prohibit Transfer Online from satisfying any and all responsibilities and duties it may owe to the Company.

         The Company acknowledges that the Investor is relying on the representations and covenants made by the Company hereunder and are a material inducement to the Investor entering into the Promissory Note dated January 20, 2005 (the "Promissory Note"). The Company further acknowledges that without such representations and covenants of the Company made hereunder, the Investor would not enter into the Promissory Note.

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         The Company specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Investor will be irreparably damaged and that damages at law would be an inadequate remedy if these Transfer Agent instructions were not specifically enforced. Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Investor shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of these Transfer Agent Instructions.

Indemnity Agreement
-------------------

         In consideration of Transfer Online, Inc. an Oregon Corporation and transfer agent for JAG Media, Inc. (Company), acting as party to this agreement, Company assumes full responsibility and agrees to indemnify and save harmless Transfer Online from and against all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every kind and, nature and character which Transfer Online may incur as a result of acting as Company's Transfer Agent pursuant to this agreement; provided, however, that the provisions of this paragraph shall not apply to such liabilities, losses, damages, costs, charges, counsel fees or other expenses to the extent they have resulted primarily from the gross negligence or willful misconduct of Transfer Online.




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         IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

                               JAG MEDIA HOLDINGS, INC.

                               By:
                                   -----------------------------------------
                               Name: Thomas J. Mazzarisi
                               Title: Chairman of the Board and Chief
                               Executive Officer

                               CORNELL CAPITAL PARTNERS, LP.

                               By: Yorkville Advisors, LLC
                               Its: General Partner


                               By:
                                   -----------------------------------------
                               Name: Mark Angelo
                               Title: President and Portfolio Manager



                               By:
                                   -----------------------------------------
                               Name: David Gonzalez, Esq.



TRANSFER ONLINE, INC.

By:
    ------------------------
Name: Lori Livingston
Title: President and CEO


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                                    EXHIBIT I
                                    ---------


                         TO TRANSFER AGENT INSTRUCTIONS
                         ------------------------------


                                   FORM NOTICE
                                   -----------


         Reference is made to the Equity Line Purchase Agreement (the "Equity Line Purchase Agreement") dated April 9, 2002 as amended on July 8, 2004 and July 21, 2004, and the Promissory Note (the "Promissory Note") between JAG Media Holdings, Inc. (the "Company"), and Cornell Capital Partners, LP, dated January ___, 2005. In accordance with and pursuant to the Equity Line Purchase Agreement and the Promissory Note, the undersigned hereby instructs Transfer Online, Inc. to issue to Cornell Capital Partners, LP shares of the Company's common stock in the amount indicated below. The undersigned hereby represents and warrants that Cornell Capital Partners, LP has complied with the prospectus delivery requirements with respect to the shares issued hereby.

         Shares to be Issued:
                              --------------------------------------------


Please issue the shares of Common Stock noted above as per one of the following three alternatives:

         1. Issue to:

         Overnight Courier To:
         Authorized Signature:
                               ------------------------------------------------
         Name:
                               ------------------------------------------------
         Title:
                               ------------------------------------------------
         Phone #:
                               ------------------------------------------------

         OR

         2. DWAC through DTC as follows:

         Broker DTC Participant Code:
                                       ----------------------------------------
         Account Number*:
                                       ----------------------------------------

         For the Benefit of Cornell Capital Partners, LP

         OR

         3. Through DTC (only applicable after the Company's shares have been readmitted to DTC)

         ---------------------------
         David Gonzalez, Esq.


* NOTE THAT RECEIVING BROKER MUST INITIATE TRANSACTION ON DWAC SYSTEM.